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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                December 17, 1997


                            ALPHA 1 BIOMEDICALS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                            0-15070                                   52-1253406
           (State or other                   (Commission File                              (IRS Employer
          jurisdiction of                         Number)                               Identification No.)
           incorporation)


                            6707 Democracy Boulevard
                                    Suite 111
                               Bethesda, MD 20817
          (Address, including Zip Code, of principal executive offices)


               Registrant's telephone number, including area code:
                                  301-564-4400


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Item 5  Other Events

On December 17, 1997, Alpha 1 Biomedicals, Inc. (the "Company") entered into a Alpha Rights Acquisition Agreement (the "Acquisition Agreement") with SciClone Pharmaceuticals, Inc. ("SciClone"), pursuant to which the Company has agreed to sell to SciClone its right to receive from SciClone royalties on the worldwide sale of Thymosin alpha 1. In exchange, the Company will receive a combination of cash and shares of SciClone common stock ("SciClone Common Stock"). The transaction is subject to the approval of the stockholders of the Company.

The Company currently licenses to SciClone, on an exclusive basis, all of the Company's patent and proprietary rights with respect to Thymosin alpha 1. Under the license, SciClone has the right to develop, test, make, use and sell Thymosin alpha 1 and products containing Thymosin alpha 1 for all human and animal therapeutic and diagnostic uses (collectively, "Licensed Products"). In consideration for the license, the Company is entitled to receive from SciClone royalties on the sale by SciClone of Licensed Products that range from 3% to 7% of SciClone's net sales revenues, depending upon the date the license in a particular country was obtained by SciClone and on whether SciClone has patent protection in the country in which the License Product is sold.

Under the Acquisition Agreement, the Company will relinquish its rights to royalties, effective as of the date of the Acquisition Agreement. In addition, Alpha will assign to SciClone (i) all patents held by the Company with respect to Thymosin alpha 1 and (ii) all of the Company's rights and obligations under licenses with third parties pursuant to which the Company has acquired rights to Thymosin alpha 1 (subject to all required consents of such third-party licensors). In exchange, the Company received on the date of the Acquisition Agreement, a cash payment of $65,000 and will receive a payment of an additional $65,000 on the first business day after the thirtieth day following the date of the Acquisition Agreement. If the transaction contemplated by the Acquisition Agreement does not close for any reason, SciClone will be credited with a prepayment of future royalties in an amount equal to $130,000 (less royalties foregone by the Company following the date of the Acquisition Agreement), multiplied by a factor or ten, effective after SciClone has made royalty payments to the Company totaling $1.75 million.

Upon the closing of the transaction, the Company will receive 444,115 shares of SciClone Common Stock (the "Initial Shares"), which number of shares has been calculated on the basis of a price of $4.05 per share of SciClone Common Stock (the "Initial Average Price"). In addition, on each of 12 consecutive Lock-Up Release Dates (as hereinafter defined), the Company will be entitled to receive additional shares of SciClone Common Stock (which, when combined with the Initial Shares, cannot exceed 600,000 shares), if the average of the closing sale prices per share of the SciClone Common Stock on such Lock-Up Release Date and each prior Lock-Up Release Date is less than the Initial Average Price (the "Additional Shares").

Both the Initial Shares and the Additional Shares will be subject to resale restrictions, as provided for in a Stock Rights Agreement between the Company and SciClone to be entered into at the closing, the form of which attached as

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Exhibit D to the Acquisition Agreement (the "Stock Rights Agreement"). Under the
Stock Rights Agreement, (i) SciClone will agree to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, that will register both the Initial Shares and the Additional Shares for resale by the Company and (ii) the Company will agree that, commencing with the 30-day period beginning on the effective date of the Registration Statement and during each of the next eleven 30-day periods thereafter (the first day of each such period being referred to as a "Lock-Up Release Date"), it will limit its resale
(A) of Initial Shares to a number equal to 1/12 of the total number Initial Shares and (B) of Additional Shares to a number equal to 50,000, minus the number of Initial Shares sold during the period.

Because the future price of SciClone Common Stock cannot be known, neither the number of Additional Shares, if any, received by the Company, nor the proceeds that the Company would realize from the sale of the Initial Shares and the Additional Shares, if any, is determinable.

To assist the Company in funding its operations pending the closing of the transaction and prior to the effectiveness of the Registration Statement, SciClone has agreed in the Acquisition Agreement to loan to the Company up to $280,000 as follows: (i) $70,000 on the sixty-first calendar day following the date of the Acquisition Agreement, (ii) $70,000 on the later of (A) the ninety-first calendar day following the date of the Acquisition Agreement and
(B) the first business day following the closing, and (iii) $70,000 on the business day in each of the next two months corresponding to the business day of the loan referred to in clause (ii), if such corresponding business day precedes the effective date of the Registration Statement (collectively, the "Advances"). The obligation of the Company to repay the Advances will be evidenced by a Promissory Note and Security Agreement, the form of which is attached as Exhibit E to the Acquisition Agreement. Advances are non-interest bearing (except to the extent that the Company fails to repay any principal installment when due, in which case the overdue installment will bear interest at the rate of 10% per annum). The Advances will be secured by an Initial Share having a market value equal to the principal amount of the loans. The Company will be required to repay the Advances in monthly installments of $70,000, commencing on the earlier of (i) the ninth Lock-Up Release Date and (ii) the Lock-Up Release Date following any date on which the Company receives new equity financing of at least $500,000, and in any event the Advances will be due and payable in full no later than May 31, 1999. If the transaction does not close for any reason, SciClone will be credited with a prepayment of $700,000 in future royalties (effective after SciClone has made royalty payments to the Company totaling $1.75 million) with respect to the $70,000 Advance made in anticipation of the closing, in lieu of the obligation of the Company to repay the Advance.

The Company intends to submit the transaction with SciClone to its stockholders for approval at the Company's next annual meeting, which will be held as soon as practicable. Approval of the transaction requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock.


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Item 7   Financial Statements and Exhibits
         (c)      Exhibits

                  Exhibit No.
                  10.1 Alpha Rights Acquisition Agreements, dated as of December 17, 1997

                  99.1 Press Release of Alpha 1 Biomedicals, Inc., dated December 17, 1997


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 1998                   ALPHA 1 BIOMEDICALS, INC.

                                         By:      /s/ R.J. Lanham
                                                  -----------------------

                                                  R.J. Lanham
                                                  Vice President &
                                                  Chief Financial Officer